UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

September 16, 2010 Letter Agreement

On September 16, 2010, the Registrant and its subsidiary, Franklin Credit Management Corporation (“FCMC”), entered into a letter agreement (the “Letter Agreement”) with The Huntington National Bank (the “Bank”), Franklin Mortgage Asset Trust 2009-A, an indirect subsidiary of the Bank (the “Trust”), Thomas J. Axon, the Chairman and President of the Registrant and FCMC (“TJA”), and Bosco Credit II, LLC (“Bosco II”) an entity of which TJA is the sole member.

The Letter Agreement was entered into in connection with discussions regarding a proposed sale, to be consummated with an effective date of September 1, 2010, of all of the subordinate lien consumer loans (“Loans”) owned by the Trust and serviced by FCMC under an amended and restated servicing agreement, dated as of August 1, 2010 (the “Servicing Agreement”), to Bosco II (with funds from a third party lender) (the “Loan Sale”). Although the Bank could have terminated the Letter Agreement if the conditions and transactions contemplated by the Letter Agreement had not been satisfied and consummated by September 22, 2010, the conditions and transactions were consummated on September 22, 2010.

Pursuant to the Letter Agreement:

Contemporaneously with the consummation of the Loan Sale, and after obtaining the requisite agreement of syndicate members under the Legacy Credit Agreement (as defined in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009), FCHC’s pledge of 70% of the outstanding shares of FCMC as security for the Legacy Credit Agreement will be released, in consideration of and subject to:

•	Receipt of $4 million in cash at closing to be applied to the amounts outstanding under the Legacy Credit Agreement, which amounts are expected to be paid by FCMC (the “Closing Cash Payment”).

•	Payment by Bosco Credit II to the Trust of approximately $650,000 as additional payment for the Loan Sale, which is equal to the servicing fees paid by the Trust to FCMC for FCMC’s servicing of the Trusts portfolio during August 2010 (the “August Servicing Rebate Payment”).

•	FCMC and TJA entering into an agreement (the “Deferred Payment Agreement”) providing that upon each monetizing transaction, dividend or distribution (other than the sale, restructuring or spinoff of FCMC (each a “Proposed Restructuring”)) prior to March 20, 2019, they will be obligated to pay the lenders under the Legacy Credit Agreement 10% of the aggregate value (to be defined in the agreement) of the transaction, in excess of a threshold of $4 million of consideration in respect of such transaction.

•	The cash payment of $1 million by FCMC to release the mortgages on certain office and residential condominium units owned by FCMC (the “Real Estate”) pledged to the Bank under the Legacy and Licensing Credit Agreement ( the “Real Estate Release Payment”). If by the closing of the Loan Sale and the Proposed Restructuring, FCMC has been unable to make such payment, FCMC will deliver in lieu of such cash payment a $1 million note payable on November 22, 2010, guaranteed by TJA (the “TJA Note”).

The Bank also agreed that, in consideration of its receipt of the Closing Cash Payment, the August Servicing Rebate Payment, the Deferred Payment Agreement, and either the Real Estate Release Payment or delivery of the TJA Note upon closing, the “EBITDA Payment” described in the July 16, 2010 letter agreement (the “July Letter Agreement”) among the Registrant, FCMC, TJA, the Bank and the Trust (which was described in the Registrant’s Current Report on Form 8-K filed on July 16, 2010) would be waived.

Additionally,

•	The Trust will consent under the Servicing Agreement with FCMC to the change of control of FCMC resulting from the Proposed Restructuring and agree to eliminate any cross default provisions in the Servicing Agreement relating to defaults under the Legacy Credit Agreement.

•	The Bank and the requisite lenders will have consented under the Legacy Credit Agreement to the change of control of FCMC resulting from the Proposed Restructuring and agree to waive any related defaults and amend the definition of Collateral and certain FCMC-related restrictive covenants.

•	FCMC and the Bank will have amended the Licensing Credit Agreement (as defined in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) to permit a change of control of FCMC resulting from the Proposed Restructuring and agree to eliminate any cross default provisions relating to defaults under the Legacy Credit Agreement and extend the letter of credit facility and the revolving facility under the Licensing Credit Agreement to September 30, 2011.

In the Letter Agreement, FCMC also waived any additional notice of the termination of the Servicing Agreement with respect to the Loans, and any fees or other amounts in respect thereof with respect to any period from and after the closing of the Loan Sale.

In consideration of TJA’s undertaking the obligations required of him under the Letter Agreement, and various guarantees and concessions previously provided by TJA for the Registrant’s benefit, the Registrant’s Audit Committee has agreed, subject to specific terms to be negotiated with the Company and TJA, to the transfer to TJA of a number of shares of FCMC common stock currently held by the Registrant representing 10% of FCMC’s outstanding shares, effective upon the Closing of the Loan Sale and the release of FCHC’s pledge of 70% of the outstanding shares of FCMC as security for the Legacy Credit Agreement .

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the complete copy of such agreement, filed as Exhibits 10.1 to this Form 8-K.

September 22, 2010 Implementing Agreements

On September 22, 2010, the Registrant and FCMC entered into various agreements implementing the transactions contemplated by the Letter Agreements (the “Implementing Agreements”). These agreements are described below.

Restructuring Agreement

On September 22, 2010, the Letter Agreement was superseded by the execution and delivery of an agreement, in a form and under terms substantially similar to the Letter Agreement, to implement the terms and conditions agreed to under the Letter Agreement and to attach as exhibits the form of the agreements that had been referenced therein (the “Restructure Agreement”).

Deferred Payment Agreement

On September 22, 2010, FCMC entered into the Deferred Payment Agreement with the Bank, in its capacity as Administrative Agent under the Legacy Credit Agreement, and TJA.

The Deferred Payment Agreement has a term expiring March 20, 2019, and provides that FCMC will pay to the Bank in respect of a “qualifying transaction” (as defined in the Deferred Payment Agreement) consummated during the term of the agreement an amount equal to ten percent of (i) the aggregate value, as determined in accordance with the Deferred Payment Agreement, of the qualifying transaction minus (ii) $4 million.

Additionally, pursuant to the Deferred Payment Agreement, TJA guarantied prompt and full payment to the Bank of each required deferred payment when due.

Legacy Credit Agreement

•	On September 22, 2010, subsidiaries of the Registrant (other than FCMC) entered into an amendment to the Legacy Credit Agreement with the Bank. Various definitions, terms and FCMC-related covenants were amended to permit a change of control of FCMC as part of the Proposed Restructuring, to effectuate the release of the equity interests of FCHC in FCMC and release of the Real Estate (subject to payment in full of the TJA Note since FCMC had elected to deliver the TJA Note), and to add the Deferred Payment Agreement as collateral under the Legacy Credit Agreement.

•	On September 22, 2010, the limited recourse guarantee of FCMC under the Legacy Credit Agreement was released, cancelled and discharged by the Bank

•	On September 22, 2010, FCHC and the Bank entered into a first amendment to the limited recourse guaranty and first amendment to amended and restated pledge agreements of FCHC under the Legacy Credit Agreement, which were amended to eliminate any reference to the equity interests in FCMC of FCHC.

Licensing Credit Agreement

•	On September 22, 2010, FCHC and FCMC entered into an amendment to the Licensing Credit Agreement with the Bank and lenders party thereto. Various definitions, terms and FCMC-related covenants were amended to permit a change of control of FCMC as part of the Proposed Restructuring, to effectuate the release of the Real Estate (subject to the agreement of the applicable administrative agents and the lenders to release the same pursuant to the terms of the Restructure Agreement), eliminate any cross defaults resulting from any default under the Legacy Credit Agreement; permit the incurrence of liabilities for indebtedness subject to the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed; and eliminate the provision that FCMC shall, to the extent permitted by applicable law, no less frequently than semi-annually, within forty-five days after each June 30th and December 31st of each calendar year, make pro rata dividends, distributions and payments to FCMC’s shareholders and the Bank under the Legacy Credit Agreement. In addition the Licensing Credit Agreement and the revolving loan and credit facilities thereunder were extended to September 30, 2011.

Amendment to Servicing Agreement with the Bank

•	On September 22, 2010, the Servicing Agreement was amended to eliminate any cross-default provisions resulting from any default under the Legacy Credit Agreement.

EBIDTA Payment

•	On September 22, 2010, the Bank cancelled and terminated the obligations to make any EBITDA payments under the July Letter Agreement.

Servicing Agreement with Bosco II

•	On September 22, 2010, FCMC entered into a servicing agreement with Bosco II for the servicing and collection of the loans purchased by Bosco II from the Trust (the “Bosco II Servicing Agreement”). The Bosco II Servicing Agreement is effective as of September 1, 2010. Pursuant to the Bosco II Servicing Agreement, FCMC will service the loans subject to customary terms, conditions and servicing practices for the mortgage servicing industry. Under the terms of the Bosco II Servicing Agreement, FCMC is entitled to a servicing fee equal to a percentage of net amounts collected and per unit monthly service fee for loans less than thirty days contractually delinquent and a straight contingency fee for loans equal to more than thirty days contractually delinquent, and reimbursement of certain third-party fees and expenses incurred by FCMC. The Bosco II Servicing Agreement may be terminated without cause and penalty upon thirty days prior written notice.

The foregoing summaries of the Implementing Agreements are qualified in their entirety by reference to the complete copies of such agreements, filed as Exhibits 10.2 through 10.11 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated September 16, 2010, by and among The Huntington National Bank, Franklin Mortgage Asset Trust 2009-A, the Registrant, Franklin Credit Management Corporation, Bosco Credit II, LLC and Thomas J. Axon

10.2	Restructure Agreement, dated September 22, 2010, by and among The Huntington National Bank, Franklin Mortgage Asset Trust 2009-A, the Registrant, Franklin Credit Management Corporation, Bosco Credit II, LLC and Thomas J. Axon

10.3	First Amendment to Limited Recourse Guaranty, dated September 22, 2010, by and between the Registrant and The Huntington National Bank, as Administrative Agent

10.4	Letter from The Huntington National Bank to the Registrant and Franklin Credit Management Corporation regarding the EBITDA Payment

10.5	Promissory Note of Franklin Credit Management Corporation, dated September 22, 2010

10.6	Amendment No.2 to Amended and Restated Credit Agreement by and among Franklin Credit Asset Corporation, Tribeca Lending Corp., Franklin Asset, LLC and the Other Borrowers Party thereto as Borrowers, the Financial Institutions Party thereto as Lenders, and The Huntington National Bank, as Administrative Agent, dated September 22, 2010.

10.7	Amendment No. 3 to the Amended and Restated Credit Agreement (Licensing), dated September 22, 2010, by and among Franklin Credit Management Corporation, the Registrant, the Financial Institutions Party thereto as Lenders, and The Huntington National Bank, as Administrative Agent.

10.8	Release, Cancellation and Discharge of Limited Recourse Guaranty of Franklin Credit Management Corporation dated September 22, 2010.

10.9	First Amendment to Amended and Restated Pledge Agreement, dated September 22, 2010, by and between the Registrant and The Huntington national Bank, as Administrative Agent.

10.10	Amendment Number One to Servicing Agreement, entered into on September 22, 2010, by and between Franklin Mortgage Asset Trust 2009-A and Franklin Credit Management Corporation.

10.11	Loan Servicing Agreement, entered into on September 22, 2010, effective September 1, 2010 by and between Franklin Credit Management Corporation and Bosco Credit II, LLC (portions of this exhibit have been omitted and separately filed with the Commission with a request for confidential treatment).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 22, 2010
FRANKLIN CREDIT HOLDING CORPORATION

		By:	/s/ Kevin P. Gildea
Name: Kevin P. Gildea Title: Chief Legal Officer and Secretary